                                                                   DRAFT 4/30/96
                                                                   Exhibit 4.2.1



================================================================================



                                TRUST AGREEMENT

                          dated as of ______ __, ____

                                    between

                CS FIRST BOSTON STRUCTURED PRODUCTS CORPORATION

                                      and

                      ___________________________________,
                                    Trustee



================================================================================

                         TABLE OF CONTENTS


                             ARTICLE I

                            DEFINITIONS

     Section 1.01.  Definitions...............................  1

        Accrual Certificates..................................  1
        Accrual Termination Date..............................  1
        Affiliate or affiliate................................  2
        Assumed Reinvestment Rate.............................  2
        Available Funds.......................................  2
        Book-Entry Certificates...............................  2
        Call Purchase Price...................................  2
        Certificate...........................................  2
        Certificate Interest Rate or Rates....................  2
        Class.................................................  2
        Closing Date..........................................  2
        Code..................................................  2
        Collection Account....................................  2
        Company...............................................  2
        Compound Value........................................  2
        CSFB..................................................  3
        Definitive Certificates...............................  3
        Delaware Trustee......................................  3
        Designated Office.....................................  3
        Distributor...........................................  3
        DTC...................................................  3
        Due Date .............................................  3
        Duff & Phelps.........................................  3
        Eligible Account......................................  3
        Eligible Institution..................................  3
        Eligible Investments..................................  4
        event of default......................................  5
        Excess Cash Flow......................................  5
        Exchange Act..........................................  5
        Final Scheduled Payment Date..........................  5
        Fitch.................................................  5
        Fixed Rate............................................  5
        Government............................................  5
        Guaranteed Investment Contract........................  5
        Holder................................................  5
        Indenture.............................................  5
        Interest Accrual Period...............................  5
        Interest Only Certificate.............................  5
        Investment Company Act................................  5
        Moody's...............................................  5
        New York Presenting Agent.............................  6
        Notes.................................................  6
        Notional Principal Amount.............................  6

        Optional Call Right...................................  6
        Optionholder..........................................  6
        Participating Certificates............................  6
        Payment Date..........................................  6
        Person or person......................................  6
        Pledged Fund or Account...............................  6
        Principal Only Certificates...........................  6
        Prospectus............................................  6
        Prospectus Supplement.................................  6
        Rating Agencies.......................................  6
        Record Date...........................................  6
        Register..............................................  7
        Reserve Fund..........................................  7
        Securities Act........................................  7
        Senior Certificates ..................................  7
        Series................................................  7
        Standard & Poor's.....................................  7
        Stated Amount.........................................  7
        Structural Enhancement................................  7
        Subordinated Certificates.............................  7
        Swap Agreements.......................................  7
        Transfer..............................................  7
        Transferor............................................  8
        Trust.................................................  8
        Trust Supplement......................................  8
        Underlying Assets.....................................  8
        Underlying Derivatives................................  8
        Underlying Enhancement................................  8
        Underlying Issuers....................................  8
        Underlying Securities.................................  9
        Variable Interest Certificates........................  9
        Variable Interest Rate................................  9
        Zero Coupon Certificates..............................  9

                             ARTICLE II

                ORIGINAL ISSUANCE OF CERTIFICATES;
                         TERMS OF SERIES;
                     APPLICABLE DOCUMENTATION

     Section 2.01.  Amount Unlimited; Issuable in Series......  9
     Section 2.02.  Trust Supplement.......................... 12

                             ARTICLE III

              TRANSFER OF UNDERLYING ASSETS; FORM OF
        CERTIFICATES; TRANSFER AND EXCHANGE OF CERTIFICATES

     Section 3.01.  Transfer of Underlying Assets and
                    Initial Issuance of Certificates.......... 13
     Section 3.02.  Collection Account........................ 14

     Section 3.03.  Form, Denomination and Delivery of
                    Certificates.............................. 15
     Section 3.04.  Certificates in Registered Form; Holder
                    As Owner; Pass-Through of Voting Rights... 17
     Section 3.05.  Transfer and Exchange of Certificates..... 17
     Section 3.06.  Restrictions on Transfer.................. 18
     Section 3.07.  Reporting Obligation...................... 18
     Section 3.08.  DTC Eligibility........................... 18
     Section 3.09.  Lost Certificates, Etc.................... 19
     Section 3.10.  Cancellation and Destruction of
                    Surrendered Certificates.................. 19
     Section 3.11.  Holders Bound by Agreement................ 20
     Section 3.12.  List of Holders........................... 20

                             ARTICLE IV

               PROVISION OF INFORMATION, ETC.; TAXES

     Section 4.01.  Conditions to Deliveries, Transfers and
                    Exchanges................................. 20
     Section 4.02.  Payment of Taxes or Other Governmental
                    Charges................................... 21

                             ARTICLE V

    DISTRIBUTIONS IN RESPECT OF THE UNDERLYING ASSETS; DEFAULTS

     Section 5.01.  Cash Distributions........................ 21
     Section 5.02.  Method of Payment......................... 21
     Section 5.03.  Document Distributions.................... 22
     Section 5.04.  Events of Default......................... 24
     Section 5.05.  No Liability of the Company, the
                    Transferor or the Trustee on Underlying
                    Assets.................................... 25

                            ARTICLE VI

                    THE TRUSTEE AND THE COMPANY

     Section 6.01.  Maintenance of Office by the Trustee;
                    Provision of Agreement.................... 25
     Section 6.02.  Use of Agents; Appointment of Additional
                    Trustees.................................. 25
     Section 6.03.  Limited Authority of Trustee.............. 26
     Section 6.04.  Waiver of Claims.......................... 26
     Section 6.05.  Prevention or Delay in Performance by
                    the Trustee............................... 27
     Section 6.06.  Ownership of and Transactions in
                    Underlying Assets and Certificates;
                    Optional Call Right....................... 27
     Section 6.07.  Exculpation of the Company and the
                    Transferor................................ 28

     Section 6.08.  Exculpation of the Trustee................ 28
     Section 6.09.  Fidelity Bond; Indemnity.................. 29
     Section 6.10.  Resignation and Removal of the Trustee;
                    Appointment of Successor Trustee.......... 29
     Section 6.11.  Fees and Expenses of the Trustee.......... 30
     Section 6.12.  Indemnification........................... 31
     Section 6.13.  Swap Agreements; Underlying Enhancement,
                    Indentures, etc........................... 31
     Section 6.14.  Delaware Trustee.......................... 32

                            ARTICLE VII

                     AMENDMENT AND TERMINATION

     Section 7.01.  Amendment................................. 32
     Section 7.02.  Termination; Unclaimed Moneys............. 33

                           ARTICLE VIII

                           MISCELLANEOUS

     Section 8.01.  Counterparts.............................. 33
     Section 8.02.  Exclusive Benefit of Parties.............. 34
     Section 8.03.  Invalidity of Provisions.................. 34
     Section 8.04.  Notices................................... 34
     Section 8.05.  GOVERNING LAW............................. 35
     Section 8.06.  Headings.................................. 35

TESTIMONIUM....................................................36
SIGNATURES.................................................... 36

                                TRUST AGREEMENT


          TRUST AGREEMENT dated as of _________, ____ between CS FIRST BOSTON STRUCTURED PRODUCTS CORPORATION, a Delaware corporation (the "Company"), and _____________, a _____________ banking corporation (the "Trustee"), with respect to the formation from time to time of separate Trusts and the issuance from time to time of separate Series of Certificates representing fractional undivided interests in the respective Trusts.

          WHEREAS from time to time the Company and the Trustee may enter into a Trust Supplement (this and certain other defined terms used herein are defined in Section 1.01) pursuant to which (i) the Trustee shall declare the creation of a separate Trust for the benefit of the Holders of the Series of Certificates to be issued in respect of such Trust and (ii) the Transferor shall Transfer certain Underlying Assets to the Trustee acting in the capacity of trustee with respect to such Underlying Assets;

          WHEREAS all Certificates to be issued in respect of each separate Trust will be issued as a separate Series pursuant to this Agreement and the related Trust Supplement, will evidence fractional undivided interests in such Trust and will have no rights, benefits or interests in respect of any other separate Trust or the property held therein; and

          WHEREAS the parties wish to establish the terms and conditions on which the Trustee will provide such trustee and other related services;

          NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged by the parties hereto, it is agreed by and among the parties hereto as follows:


                                   ARTICLE I
                                   ---------

                                  DEFINITIONS
                                  -----------

          Section 1.01.  Definitions.  In this Agreement, the following terms
                         -----------
shall have the respective meanings specified in this Section 1.01.

          "Accrual Certificates" shall mean a Class of Certificates of a Series
           --------------------
on which interest accrues and is added to the principal of such Certificates periodically but with respect to which no interest or principal is payable except during the period or periods specified in the related Trust Supplement.

          "Accrual Termination Date" shall mean, with respect to a Class of
           ------------------------
Accrual Certificates, the Payment Date on which all

Certificates of the related Series with Final Scheduled Payment Dates earlier than that of such Class of Accrual Certificates have been fully paid, or such other date or period as may be specified in the related Trust Supplement.

          "Affiliate" or "affiliate" shall have the meaning specified in
           ---------      ---------
Rule 405 under the Securities Act.

          "Assumed Reinvestment Rate" shall mean, with respect to a Series, the
           -------------------------
per annum rate or rates, if any, specified in the related Trust Supplement or the related Guaranteed Investment Contract, if any, for a particular period or periods as the "Assumed Reinvestment Rate" for funds held in the Collection Account for such Series.

          "Available Funds" shall have the meaning set forth in the related
           ---------------
Trust Supplement.

          "Book-Entry Certificates" shall mean Certificates of a Series that are
           -----------------------
issued in whole or in part in book-entry form.

          "Call Purchase Price" shall have the meaning specified in
           -------------------
Section 6.06(b).

          "Certificate" shall mean any one of the trust certificates,
           -----------
substantially in the form of Exhibit A to a Trust Supplement, evidencing a fractional undivided interest in the Underlying Assets of a Trust.

          "Certificate Interest Rate or Rates" shall mean the interest rate on
           ----------------------------------
the outstanding Stated Amount of a Certificate payable on the applicable Payment Date for such Certificate, as specified in the related Trust Supplement.

          "Class" shall mean a class of Certificates within a Series.
           -----

          "Closing Date" shall mean the date specified as such in the related
           ------------
Trust Supplement.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from
           ----
time to time.

          "Collection Account" shall have the meaning specified in Section
           ------------------
3.01(a).

          "Company" shall mean CS First Boston Structured Products Corporation,
           -------
a Delaware corporation.

          "Compound Value" shall mean, with respect to a Class of Accrual
           --------------
Certificates, as of any Determination Date, the original Stated Amount of such Class, plus all accrued and unpaid interest, if any, previously added to the principal thereof and reduced by any payments of principal previously made on such Class and by any losses allocated to such Class.

          "CSFB" shall mean CS First Boston Corporation, a Massachusetts
           ----
corporation.

          "Definitive Certificates" shall mean the Certificates of a Series when
           -----------------------
and if issued in definitive form to the beneficial owners of such Series or their nominees.

          "Delaware Trustee" shall mean ________________________, a Delaware
           ----------------
banking corporation, not in its individual capacity but solely as Co-Trustee.

          "Designated Office" shall mean the office of the Trustee at
           -----------------
___________________, ______, _____________ _____ or the office of the New York
Presenting Agent or, in the event of a change of the Trustee or New York Presenting Agent, or of the Trustee's or the New York Presenting Agent's office, such other office of which notice is provided to the Holders of Certificates at the time of such change of Trustee, New York Presenting Agent or office.

          "Distributor" shall mean CSFB unless otherwise specified in the
           -----------
related Trust Supplement.

          "DTC" shall mean The Depository Trust Company or its successors.
           ---

          "Due Date" shall mean each date on which a payment is due and payable
           --------
on the Underlying Securities of any Series and, in certain cases, other Underlying Assets of such Series.

          "Duff & Phelps" shall mean Duff & Phelps Credit Rating Co., or its
           -------------
successor in interest.

          "Eligible Account" shall mean a segregated trust account maintained
           ----------------
with the Trustee or an Eligible Institution selected by the Trustee, in each case in which funds are either uninvested or invested solely in Eligible Investments.

          "Eligible Institution" shall mean a depository institution the long-
           --------------------
term deposit rating or the long-term unsecured debt obligations of which (or in the case of the principal bank in a bank holding company system, the long-term unsecured debt obligations of such bank holding company) have been rated at least AAA/Aaa/AAA by Standard & Poor's, Moody's and Fitch, respectively, and AAA by Duff & Phelps, if such deposit or obligations are rated by Duff & Phelps, or maintained with a depository institution the commercial paper of which (or, in the case of a principal bank in a bank holding company system, the commercial paper of such bank holding company) is rated at least A-1+/P-1 by Standard & Poor's and Moody's, respectively, and D-1 by Duff & Phelps, if such commercial paper is rated by Duff & Phelps.

          "Eligible Investments" shall mean one or more of the following:
           --------------------

               (i) obligations of, or guaranteed as to both full and timely payment of principal and interest by, the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States and repurchase agreements with respect to any such obligations entered into with an Eligible Institution;

              (ii) federal funds, certificates of deposit, time deposits and bankers' acceptances, each of which shall not have an original maturity of more than 90 days, of any depository institution or trust company incorporated under the laws of the United States or any state; provided that the short-term obligations of such depository
          --------
          institution or trust company shall be (a) rated at least A-1+/P-1 by Standard & Poor's and Moody's, respectively, (b) if Fitch is a Rating Agency hereunder, rated at least F-1 (for investments having an original maturity of 30 days or less) or F-1+ (for investments having an original maturity of more than 30 days) by Fitch and (c) if Duff & Phelps is a Rating Agency hereunder, and if Duff & Phelps rates such obligations, rated at least D-1 by Duff & Phelps; and


             (iii) commercial paper (having original maturities of not more than 180 days) of any corporation incorporated under the laws of the United States or any state thereof; provided that such commercial
                                              --------
          paper shall be (a) rated at least A-1+/P-1 by Standard & Poor's and Moody's, respectively, (b) if Fitch is a Rating Agency hereunder, rated at least F-1 (for investments having an original maturity of 30 days or less) or F-1+ (for investments having an original maturity of more than 30 days) by Fitch and (c) if Duff & Phelps is a Rating Agency hereunder, and if Duff & Phelps rates such commercial paper, rated at least D-1 by Duff & Phelps;

provided, however, that (x) no instrument shall be an Eligible Investment if
- --------  -------
such instrument evidences a right to receive only interest payments with respect to the obligations underlying such instrument or if such instrument has a maturity date after the next scheduled Payment Date and (y) no overnight instrument shall be an Eligible Investment unless it is an investment in overnight federal funds or in an overnight repurchase agreement described in clause (i) of this definition.

          "event of default" shall have the meaning specified in Section 5.04.
           ----------------

          "Excess Cash Flow" shall have the meaning, if any, set forth in the
           ----------------
related Trust Supplement.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as
           ------------
amended.

          "Final Scheduled Payment Date" with respect to any Series of
           ----------------------------
Certificates shall mean the Payment Date on which the Stated Amount of and interest on such Series of Certificates is scheduled to be paid in full as specified in the related Trust Supplement.

          "Fitch" shall mean Fitch Investors Service, L.P. or its successor in
           -----
interest.

          "Fixed Rate" shall mean a nonvariable interest rate that is assigned
           ----------
to a Certificate.

          "Government" shall mean the United States of America.
           ----------

          "Guaranteed Investment Contract" shall mean a guaranteed investment
           ------------------------------
contract providing for the investment of distributions on the Underlying Assets of a Series, guaranteeing a minimum fixed rate of return on such investment.

          "Holder" shall mean each Person identified as a holder of a
           ------
Certificate in the Register.

          "Indenture" shall mean any indenture or other evidence of indebtedness
           ---------
entered into by the Trustee on behalf of the Holders of the Certificates of a Series, as specified in the related Trust Supplement.

          "Interest Accrual Period" shall mean the period specified in the
           -----------------------
related Trust Supplement during which interest accrues on Certificates of the related Series with respect to any Payment Date, redemption date or special redemption date, as the case may be.

          "Interest Only Certificate" shall mean a Certificate that is entitled
           -------------------------
to receive only payments of interest based on the Notional Principal Amount of the Certificate.

          "Investment Company Act" shall mean the Investment Company Act of
           ----------------------
1940, as amended.

          "Moody's" shall mean Moody's Investors Service, Inc., or its successor
           -------
in interest.

          "New York Presenting Agent" shall mean the New York presenting office
           -------------------------
referred to in Section 6.01, initially ___________________________ at
___________, ________, ______________.

          "Notes"  shall mean the notes issued by a Trust pursuant to an
           -----
Indenture, if any.

          "Notional Principal Amount" shall mean the hypothetical principal
           -------------------------
amount used in determining the interest payable on an Interest Only Certificate.

          "Optional Call Right" shall have the meaning specified in Section
           -------------------
6.06(b).

          "Optionholder" shall have the meaning specified in Section 6.06(b).
           ------------

          "Participating Certificates" shall mean Certificates that are entitled
           --------------------------
to receive payments of principal and interest and an additional return on investment as described in the related Trust Supplement.

          "Payment Date" shall mean the date on which payments of the Stated
           ------------
Amount of, interest on or any other amounts with respect to a Certificate are payable as specified in the related Trust Supplement.

          "Person" or "person" shall mean any individual, corporation,
           ------      ------
partnership, joint venture, association, joint stock company, limited liability company, trust (including any beneficiary thereof), unincorporated organization, government or any agency or political subdivision thereof.

          "Pledged Fund or Account" shall mean any fund or account, including
           -----------------------
the Collection Account or any Reserve Fund established with respect to, or granted as security for, a Series of Certificates.

          "Principal Only Certificates" shall mean Certificates that pay
           ---------------------------
principal only and no interest.

          "Prospectus" shall mean the prospectus dated ___________ prepared by
           ----------
CSFB in connection with the sale of Certificates and Notes, if any.

          "Prospectus Supplement" shall have the meaning set forth in the
           ---------------------
related Trust Supplement.

          "Rating Agencies" shall mean any of Standard & Poor's, Moody's, Fitch
           ---------------
and Duff & Phelps that are designated as Rating Agencies in the related Trust Supplement.

          "Record Date" shall mean the date or dates specified as such in the
           -----------
related Trust Supplement.

          "Register" shall mean the register maintained by the Trustee pursuant
           --------
to Section 3.04(a).

          "Reserve Fund" shall mean, with respect to a Series, any reserve fund
           ------------
described in the related Trust Supplement.

          "Securities Act" shall mean the Securities Act of 1933, as amended.
           --------------

          "Senior Certificates" shall mean any Class of a Series of Certificates
           -------------------
that are entitled to the subordination provisions described in the definition of Subordinated Certificates.

          "Series" shall mean a Series of Certificates.
           ------

          "Standard & Poor's" shall mean Standard & Poor's Ratings Services, a
           -----------------
division of The McGraw-Hill Companies, Inc., or its successor in interest.

          "Stated Amount" shall mean the amount specified on each Certificate as
           -------------
the Stated Amount thereof, which amount shall be $100,000 or an integral multiple of $1,000 in excess thereof unless otherwise specified in the related Trust Supplement.

          "Structural Enhancement" shall mean, with respect to any Series,
           ----------------------
overcollateralization, a senior/subordinated structure or other structural elements of such Series intended to ensure timely payments or distributions of or on Certificates of such Series (or Classes thereof) and not constituting a part of the related Underlying Assets.

          "Subordinated Certificates" shall mean any Class of a Series of
           -------------------------
Certificates that are subordinate in right of payment and priority or otherwise to the extent described in the related Trust Supplement to any other Class of such Series. A Trust Supplement may also provide for subordination of one or more Classes of Subordinated Certificates to another Class of Subordinated Certificates, in which case such latter Class shall be considered Senior Certificates with respect to such one or more former Classes.

          "Swap Agreements" shall mean interest rate swap agreements, interest
           ---------------
rate cap agreements, interest rate floor agreements, or other instruments, as may be specified in the related Trust Supplement, entered into by the Trustee on behalf of the Holders.

          "Transfer" (including, with a correlative meaning, the term
           --------
"Transferred") shall mean (i) the sale, transfer, conveyance and assignment of Underlying Assets to a Trust by a Transferor in consideration of either Certificates of the related Trust or cash or both or (ii) the deposit of Underlying Assets into a Trust by the Company in its capacity as depositor hereunder and under the related Trust Supplement.

          "Transferor" shall have the meaning specified in Section 3.01(a).
           ----------

          "Trust" shall mean a trust established pursuant to this Trust
           -----
Agreement and related Trust Supplement to which Underlying Assets are Transferred.

          "Trust Supplement" shall mean a supplement relating to this Trust
           ----------------
Agreement, executed by the Company and the Trustee, establishing the terms of a particular Series.

          "Underlying Assets" shall mean the Underlying Securities and any
           -----------------
related Underlying Enhancement, Guaranteed Investment Contracts and/or Swap Agreements, in each case as specified in the related Trust Supplement.

          "Underlying Derivatives" shall mean interest rate swap agreements,
           ----------------------
basis swap agreements, forward rate agreements, interest rate options, forward foreign exchange agreements, interest rate cap agreements, interest rate floor agreements, interest rate collar agreements, currency swap agreements, cross-currency interest rate swap agreements, options, warrants or other instruments, as may be specified in the related Trust Supplement, entered into by an Underlying Issuer.

          "Underlying Enhancement" shall mean, with respect to any Series,
           ----------------------
financial guaranty insurance, letters of credit and other credit enhancement and/or liquidity facilities and other enhancements (other than Structural Enhancements) intended to ensure the servicing or timely payments or distributions of or on the Notes, if any, and Certificates of such Series or Classes thereof and constituting part of the related Underlying Assets.

          "Underlying Issuers" shall mean corporations, partnerships, joint
           ------------------
stock companies, trusts (including a Trust), limited liability companies, associations, financial institutions, the Government and agencies and instrumentalities of the Government, states of the United States and agencies and instrumentalities thereof, foreign governments and agencies and instrumentalities thereof, foreign subnationals (such as provinces and municipalities) and agencies and instrumentalities thereof (including state-owned banks), multilateral and supranational agencies and entities and agencies and instrumentalities thereof and other types of domestic and foreign non-governmental and governmental entities that issue, guarantee or provide credit support or are otherwise issuers with respect to Underlying Securities as may be specified in a Trust Supplement.

          "Underlying Securities" shall mean, with respect to any Series, the
           ---------------------
securities identified as such in the related Trust Supplement for such Series and which are Transferred by the Transferor to the related Trust.

          "Variable Interest Certificates" shall mean a Series or Class of
           ------------------------------
Certificates on which interest accrues at a Certificate Interest Rate that is adjusted, based on a predetermined index, at periodic intervals, all as set forth in the related Trust Supplement.

          "Variable Interest Rate" shall mean the interest rate in respect of a
           ----------------------
Variable Interest Certificate.

          "Zero Coupon Certificates" shall mean a Series or Class of
           ------------------------
Certificates entitled to receive payments or distributions of principal only.


                                   ARTICLE II
                                   ----------

                       ORIGINAL ISSUANCE OF CERTIFICATES;
                       ----------------------------------
                                TERMS OF SERIES;
                                ----------------
                            APPLICABLE DOCUMENTATION
                            ------------------------

          Section 2.01.  Amount Unlimited; Issuable in Series.  (a)  The
                         ------------------------------------
aggregate principal amount of Certificates which may be authenticated and delivered under this Agreement is unlimited. The Certificates of any Trust established pursuant to a Trust Supplement will be issued as a single Series which may consist of one or more Classes thereof and shall be designated generally as "Trust Certificates", with such further designations added or incorporated in such title for the Certificates of each Series, as such modifications to such general designation may be specified in the related Trust Supplement. Each Certificate shall bear upon its face the designations so selected for the Series to which it belongs. All Certificates of the same Series (or, if such Series is divided into two or more Classes, of the same Class) shall be substantially identical except as to denomination and as may otherwise be provided in the Trust Supplement establishing the Certificates of such Series. Each Series of Certificates issued pursuant to this Agreement and the related Trust Supplement will evidence fractional undivided interests in the related Trust and will have no rights, benefits or interests in respect of any other Trust or the Underlying Assets held therein. All Certificates of the same Series (or, if such Series is divided into two or more Classes, of the same Class) shall be in all respects equally and ratably entitled to the benefits of this Agreement and the related Trust Supplement without preference, priority or distinction on account of the actual time or times of authentication and delivery, all in accordance with, and subject to, the terms and provisions of this Agreement and the related Trust Supplement.

          (b) The following matters shall be established with respect to the Certificates of each Series and the Underlying Assets of the related Trust by a Trust Supplement executed and delivered by and between the Company and the Trustee (it being understood that such matters need not be established in the same location of such Trust Supplement):

          With respect to the Certificates of each Series:

               (i) the formation of the Trust as to which the Certificates of such Series represent fractional undivided interests and its designation (which designation shall distinguish such Trust from each other Trust created under this Agreement and any Trust Supplement);

               (ii) the specific title of the Certificates of such Series (which title shall distinguish the Certificates of such Series from each other Series of Certificates created under this Agreement and any Trust Supplement);

               (iii) the initial aggregate Stated Amount and Certificate Interest Rate (or method for determining such rate) and authorized denominations of each Class of such Series;

               (iv) the circumstances, if any, in which the Certificates of such Series are subject to redemption or to an Optional Call Right or other retirement prior to maturity or repurchase;

               (v) the Final Scheduled Payment Date of each Class of
     Certificates;

               (vi) the method used to calculate the aggregate amount of principal, if any, available and required to be applied to the Certificates of such Series on each Payment Date, the timing of the application of principal, if any, and the order of priority of the application of such principal to the various Classes, if any, and the allocation of the principal to be so applied;

               (vii) whether such Certificates are to be issued in Classes, describing the relationship between or among such Classes, including the extent and terms of subordination of any Subordinated Certificates, and the specific terms of each;

               (viii) the identity of each Class of Accrual Certificates, Variable Interest Certificates, Subordinated Certificates, Retail Certificates, Zero Coupon Certificates, Principal Only Certificates, Interest Only Certificates and Participating Certificates included in such Series, if any, or other type of Class of Certificates;

               (ix) the Payment Dates for the various Classes of Certificates;

               (x) the Assumed Reinvestment Rate, if any, and (if applicable) the percentage of Excess Cash Flow to be applied to payments of principal of the Series;


               (xi) whether the Certificates are to be issuable in registered form or bearer form or both and, if Certificates in bearer form are issued, whether bearer Certificates may be exchanged for registered Certificates and the circumstances and places for such exchange, if permitted;

               (xii) with respect to the federal income tax consequences of such Series, certain elections or intended treatment thereof, if any;

               (xiii) each currency or currency unit in which the Certificates are denominated, if other than U.S. dollars;

               (xiv) if applicable, the terms on which the Trust may enter into an Indenture, issue Notes or issue any other indebtedness;

               (xv) whether all or any portion of the Underlying Assets may be loaned or pledged to the Company, any affiliate of the Company or any other person (and, if so, the terms and conditions of any such loan or pledge);

               (xvi)  any matters contemplated by Section 2.01 or 3.06; and

               (xvii)  any other terms of such Series.

               With respect to the Underlying Assets relating to each Series:

               (i) with respect to the Underlying Securities included therein,
     (A) the aggregate principal amount of such Underlying Securities, (B) the identity of each Underlying Issuer (including any guarantor and any provider of credit support) and (C) the title of each such Underlying Security;

               (ii) the terms of any Underlying Enhancement included therein, including certain contractual terms of the Underlying Enhancement and the identity and rating of each counterparty thereto and any guarantor thereof;

               (iii) the terms of any Swap Agreements included therein, including certain contractual terms of the Swap Agreements and the identity and rating of each counterparty thereto and any guarantor thereof;

     (iv) the terms of any Underlying Derivatives included therein, including certain contractual terms of the Underlying Derivatives and the identity and rating of each counterparty thereto and any guarantor thereof;

               (v) the characteristics of any other Underlying Assets; and

               (vi) the terms, if any, on which the Trustee or its agent may exchange or sell any Underlying Security.

          (c) At any time and from time to time after the execution and delivery of this Agreement and a Trust Supplement forming a Trust and establishing the terms of Certificates of a Series, Certificates of such Series shall be executed, authenticated and delivered by the Trustee to the Person or Persons specified by the Transferor or Distributor, as applicable, upon request of such Transferor or Distributor, and upon satisfaction of any conditions precedent set forth in such Trust Supplement or in any other document to which the Trustee is a party relating to the issuance of the Certificates of such Series. The Trustee may condition its execution of a Trust Supplement upon its receipt of such opinions, certificates and other documents as may be customary.

          Section 2.02.  Trust Supplement.  A Trust Supplement establishing a
                         ----------------
Trust and creating a Series of Certificates shall be in form and substance acceptable to the Company and the Trustee. The Trustee is hereby authorized to execute any Trust Supplement executed by the Company and presented by the Company to the Trustee for its execution; provided that the Trustee shall have no obligation to execute any Trust Supplement that violates any applicable law or that exposes the Trustee to any liability. A Trust Supplement may provide for the designation by the Company of another Person as the Transferor with respect to the related Series, all on terms to be set forth in such Trust Supplement. If specified in the related Trust Supplement, a Trust may be formed as a statutory business trust, in which case the Trustee shall cooperate in the filing of such certificates of trust and related instruments as may be necessary or appropriate to effectuate the formation of such Trust under the applicable business trust statute. With respect to each Trust established by a Trust Supplement and the related Series of Certificates, the collective terms of this Agreement and such Trust Supplement shall govern the issuance and administration of all Certificates of such Series related to such Trust, and all matters related thereto, and shall have no applicability to any other Trust or Series of Certificates. As applied to each Trust established by a Trust Supplement and the related Series of Certificates, the collective terms of such instruments shall constitute an agreement relating exclusively to such Trust and Series of Certificates, to like effect as if the collective terms of all such instruments were set forth in a separate instrument, duly executed and delivered by the Company and the Trustee; provided, however, that
                                                       --------  -------
the terms and provisions of this Trust Agreement shall be subject to any contrary terms and provisions expressly set forth in a Trust Supplement, which contrary terms and provisions of the Trust Supplement shall control and shall supersede the contrary terms and provisions of this Trust Agreement.


                                  ARTICLE III
                                  -----------

                     TRANSFER OF UNDERLYING ASSETS; FORM OF
                     --------------------------------------
              CERTIFICATES; TRANSFER AND EXCHANGE OF CERTIFICATES
              ---------------------------------------------------

          Section 3.01.  Transfer of Underlying Assets and Initial Issuance of
                         -----------------------------------------------------
Certificates.  (a)  In connection with the establishment of a new Trust and
- ------------
related Series of Certificates, the Company or one of its affiliates or designees (in such capacity, the "Transferor") may Transfer any amount and number of Underlying Assets to the Trust which Underlying Assets shall be held by and in the name of the Trust in an Eligible Account (the "Collection Account") at the Trustee or at an Eligible Institution selected by the Trustee. Before such Transfer, the Company or another Person at the direction of the Company may establish a Trust by means of an initial, nominal transfer of property, as specified in the related Trust Supplement.

          (b) The Trustee hereby declares and agrees that it will and does hold the Underlying Assets upon the trusts set forth herein and in the related Trust Supplement for the benefit of the Holders of the related Series of Certificates as herein set forth.

          (c) The Transferor or the Distributor, as applicable, shall, in connection with each Transfer and as a condition to the execution and delivery by the Trustee of Certificates of a Series in connection therewith, deliver a written instruction to the Trustee setting forth: (i) the number and Stated Amount of Certificates of such Series to be issued by the Trust in respect thereof and (ii) the name, address, number of an account in the United States for wire transfer of funds and (unless not required to be obtained under applicable law and regulations) the taxpayer identification number of each Person in whose name such Certificates are to be issued.

          (d) The Transferor shall, in connection with each Transfer, be deemed to have represented to the Trustee that the Underlying Assets Transferred by the Transferor in connection therewith are Transferred free and clear of any right, charge, security interest, lien, pledge, encumbrance or claim of the Transferor (other than the right to have such Underlying Assets held in trust by the Trustee hereunder and to have one or more Certificates issued to evidence ownership of such Underlying

Assets and the other rights and claims with respect to such Underlying Assets and the proceeds thereof and such Certificates provided for in this Agreement and the related Trust Supplement).

          (e) The Trustee shall, in connection with each Transfer, on the date of such Transfer and subject to receipt by the Trustee of the written instructions contemplated to be provided by the Transferor or Distributor, as applicable, pursuant to paragraph (c) above in connection with such Transfer,
(i) execute and deliver to or upon the order of the Transferor or Distributor, as applicable, at such Transferor's or Distributor's offices specified in
Section 8.04 or the related Trust Supplement or, at such Transferor's or Distributor's option, through the facilities of DTC or another depositary, one or more Certificates (which Certificates may be in definitive or temporary form) conforming in all respects to, and in the name of the Persons specified in, the written instructions provided by such Transferor or Distributor in connection with such Transfer and (ii) register, in the Register, the Person in whose name each such Certificate is issued as the Holder thereof.

          Section 3.02.  Collection Account.  (a)  The Collection Account with
                         ------------------
respect to each Series of Certificates shall be maintained by the Trustee in an Eligible Account in its name or as otherwise specified in the related Trust Supplement. The sole assets of any such account shall be assets held by the Trustee in a trust capacity and any such account shall be considered the "Collection Account" for purposes of this Agreement and the related Trust Supplement. The Collection Account may be divided into various sub-accounts specified in the related Trust Supplement.

          (b) The Trustee shall use reasonable best efforts to invest moneys in the Collection Account on behalf of the related Trust in Eligible Investments selected by the Trustee, which shall mature not later than the Business Day immediately preceding the Payment Date next following the date of such investment at which time such moneys shall be distributed to Holders in accordance with Section 5.01 and the related Trust Supplement (except that if such Eligible Investment is an obligation of the institution that maintains the Collection Account, then such Eligible Investment shall mature not later than such Payment Date). All such Eligible Investments shall be made in the name of the related Trust. The Trustee shall select obligations for the investment of the Collection Account from among Eligible Investments. If an instrument ceases to meet the requirements of an Eligible Investment as specified in the definition thereof, the Trustee shall cause all moneys in such investment to be withdrawn and invested in an Eligible Investment within five Business Days of the Trustee's actual knowledge or receipt of written notice of the occurrence of such investment ceasing to meet such requirements. All net income and gain realized from any such investments shall be added to the

Collection Account and the Trustee shall have no liability therefor.

          (c) The Trustee shall cause to be deposited in the Collection Account, directly or upon receipt, all distributions received by it with respect to the related Underlying Assets.

               (d) The Trustee hereby acknowledges and agrees that:

               (i) the Collection Account, the Underlying Assets Transferred thereto and the proceeds of such Underlying Assets shall be held separate from the general assets of the Trustee;

               (ii) the Trustee's interest in the Underlying Assets of a Trust shall be solely that of Trustee of such Trust and such Underlying Assets shall be beneficially owned by the Holders of the related Series of Certificates evidencing such interests;

               (iii) except as provided in this Agreement, the related Indenture, if any, and the related Trust Supplement, the Trustee shall not subject the Underlying Assets or the proceeds thereof to any right, charge, security interest, lien or claim of any kind in favor of the Trustee or any Person claiming by or through the Trustee or assign, transfer, pledge or otherwise dispose of or extend credit or advance funds against such Underlying Assets or the proceeds thereof; and

               (iv) the Trustee shall use its best efforts to ensure that the Underlying Assets of a Trust will not be reasonably considered, by any third parties or any Holder, assets of either the Company, the Transferor or the Trustee (other than to the extent that the Company, the Transferor or the Trustee is a Holder of Certificates relating thereto).

          Section 3.03.  Form, Denomination and Delivery of Certificates.  (a)
                         -----------------------------------------------
Certificates shall be issued substantially in the form of Exhibit A to the related Trust Supplement, in each case with appropriate insertions, modifications and omissions. The Certificates of a Series may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Agreement and the related Trust Supplement as may be required to comply with any applicable law or regulation or any applicable rules or procedures of DTC or any other depositary.

          (b) Each Certificate of a Series shall evidence the Holder of such Certificate's ownership interest in the Underlying Assets of the related Trust. Each Certificate shall be issued and maintained in a Stated Amount of $100,000 or an integral multiple of $1,000 in excess thereof unless otherwise specified in the related Trust Supplement.

          (c) Certificates of a Series shall be, at the election of the Transferor or Distributor, as applicable, typewritten, engraved, printed or otherwise produced; provided, however, to the extent required in order for
                    --------  -------
Certificates to trade under DTC's same-day funds settlement service (but not a book-entry only basis) or a similar service of another depositary, the Certificates shall be typewritten or engraved, printed or lithographed on steel-engraved borders or otherwise produced in accordance with the requirements of DTC or any such depositary.

          (d) In the event that Certificates of a Series are, pursuant to the provisions hereof, engraved, printed or lithographed, pending the preparation of Definitive Certificates, the Trustee, with the consent of the Transferor or Distributor, as applicable, may initially deliver temporary Certificates, which may, at the election of such Transferor or Distributor, be printed, lithographed, typewritten, mimeographed or otherwise produced.

          (e) If Certificates of a Series are initially delivered in temporary form, the Holder of any temporary Certificate may, without charge and as soon as practicable thereafter, surrender such temporary Certificate at a Designated Office in exchange for a Definitive Certificate, and the Trustee shall execute and deliver, in exchange for such temporary Certificate, a Definitive Certificate evidencing ownership of the same interest in the Underlying Assets evidenced by the surrendered temporary Certificate. If the Transferor or Distributor, as applicable, shall so request reasonably in advance, the Trustee shall make the Definitive Certificates available to such Transferor or Distributor for checking and packaging on a business day preceding the date of delivery hereunder.

          (f) Each Certificate of a Series shall be executed on behalf of the Trust by the Trustee by the manual or facsimile signature of one of its duly authorized officers. If an officer of the Trustee whose signature is on a Certificate ceases to hold office with the Trustee while the Certificate is still outstanding, the Certificate shall nonetheless remain valid for all purposes described herein.

          (g) The Trustee shall duly authenticate by manual signature and deliver Certificates of each Series in authorized denominations equalling the aggregate Stated Amount of each such Series and evidencing the entire ownership of the related Trust. No Certificate of a Series shall be entitled to any benefits under this Agreement or the related Trust Supplement or be valid or obligatory for any purpose unless such Certificate shall have been authenticated as above provided by a duly authorized officer of the Trustee.

          Section 3.04.  Certificates in Registered Form; Holder As Owner; Pass-
                         ------------------------------------------------------
Through of Voting Rights.  (a)  Unless otherwise provided in the Trust
- ------------------------
Supplement, all Certificates of a Series will be in registered form only, and the Trustee shall maintain a register (the "Register") at a Designated Office on which it shall record the initial issuance, transfer, exchange or surrender of Certificates and the identity and address of and account information with respect to each Holder in whose name a Certificate is issued.

          (b) The Holder of a Certificate of a Series shall be treated as the owner of such Certificate for all purposes (including for purposes of making payments with respect to such Certificate and effecting the transfer, exchange or surrender of such Certificate whether or not payment of the Underlying Assets underlying such Certificate is overdue), and neither the Trustee nor the Company shall be affected by any notice to the contrary.

          (c) The Trustee shall seek instructions from Certificateholders of a Series in connection with any vote, consent or waiver required in respect of any related Underlying Asset. Unless otherwise provided in the related Trust Supplement, the Trustee shall direct any action or cast any vote as a holder of such Underlying Asset in proportion to the aggregate Stated Amount of Certificates held by Certificateholders of such Series taking the corresponding position. If applicable, the Trust Supplement will specify whether and under what circumstances voting will be by Class.

          Section 3.05.  Transfer and Exchange of Certificates.  Subject to the
                         -------------------------------------
terms and conditions of this Agreement and the related Trust Supplement, a Holder of a Certificate may transfer to another or exchange such Certificate for one or more Certificates in similar form of equal aggregate amount of any authorized denomination or denominations. The transfer or exchange of a Certificate shall be effected by the submission by the Holder to a Designated Office of such Certificate, duly endorsed by such Holder or its attorney-in-fact duly authorized in writing and accompanied by a written instruction of transfer or exchange in form satisfactory to the Trustee, duly executed by such Holder or its attorney-in-fact duly authorized in writing and accompanied by any other documentation required hereunder or under the related Trust Supplement. The Trustee shall, pursuant to such instruction, and upon compliance with any applicable restrictions on transfer, issue one or more Certificates to the Holder or its transferee, as applicable, and in the event that more than one such Certificate is issued, such Certificates shall in the aggregate evidence an ownership interest in the Trust equal to that evidenced by the Certificate so transferred or exchanged. The transfer or exchange of the Certificates shall be effected upon the payment by the applicable Holder of a reasonable service charge to the Trustee, together with any tax or governmental charge payable in connection with such transfer or exchange.

          Section 3.06.  Restrictions on Transfer.  Restrictions on transfer
                         ------------------------
applicable to any Series of Certificates shall be set forth in the related Trust Supplement.

          Section 3.07.  Reporting Obligation.  If a Trust is not or ceases to
                         --------------------
be subject to Section 13 or 15(d) of the Exchange Act and is not subject to the reporting requirements of Rule 12g3-2(b) under such Act, the Company shall prepare and furnish to the Trustee for further delivery to the Holders of the related Series of Certificates upon their written request the information described under paragraph (d)(4)(i) of Rule 144A as contemplated thereby. The Trustee shall have no responsibility for reviewing or for the accuracy or sufficiency of such information for any purpose.

          Section 3.08.  DTC Eligibility.  (a)  Subject to the terms and
                         ---------------
conditions of this Agreement and the related Trust Supplement, (i) if so provided in the related Trust Supplement, a Holder of a Certificate of a Series may elect to have such Certificate traded under the book-entry system maintained by DTC with respect to the trading of Certificates by transferring such Certificate to DTC (or its nominee) and making DTC (or its nominee) the Holder of such Certificate in accordance with the provisions of Section 3.05 and the applicable procedures of DTC and (ii) the Transferor or Distributor, as applicable, may elect that any or all Certificates of a Series issued pursuant to Section 3.01 are issued to DTC (or its nominee) as the Holder of such Certificates. In the event one or more Holders of Certificates (or the Transferor or Distributor, as applicable, pursuant to Section 3.01) request that such Certificates be issued to DTC, as Holder, the Trustee may issue to DTC and register DTC as the Holder of one or more Book-Entry Certificates requested by such Holders (or the Transferor or Distributor, as applicable, pursuant to Section 3.01) to be issued to DTC. The Trustee shall treat DTC as the Holder of all Book-Entry Certificates registered in its name (or in the name of its nominee) pursuant to Section 3.04(a) for all purposes of this Agreement (including, without limitation, Section 5.01) and the related Trust Supplement. If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Trustee shall issue Definitive Certificates in exchange for each Book-Entry Certificate registered in the name of DTC (or in the name of its nominee). In any such instance, an owner of a beneficial interest in a Book-Entry Certificate registered in the name of DTC (or in the name of its nominee) will be entitled to physical delivery of Definitive Certificates equal to such beneficial interest and to have such Definitive Certificates registered in its name. The Trustee and the Company, shall have no obligation to maintain the DTC system, and neither the Company nor the Trustee shall have any responsibility to monitor or restrict the transfer of beneficial ownership of the Certificates transferred through the facilities of DTC.

          (b) With the prior written consent of the Company, DTC may surrender any Book-Entry Certificate registered in its name (or in the name of its nominee) in exchange in whole or in part for Definitive Certificates of such Series of like tenor and terms on such terms as are acceptable to the Company and DTC. Thereupon (after the delivery to the Company and the Trustee of all opinions and certificates that may be required for a transfer of a Certificate to such Person) the Trustee shall execute and deliver, without service charge,
(i) to each Person specified by DTC (pursuant to instructions from its direct or indirect participants or otherwise) a new Definitive Certificate or Definitive Certificates of the same Series, of like tenor and terms and of any authorized denomination as requested by such Person in aggregate Stated Amount equal to and in exchange for such Person's beneficial interest in the Book-Entry Certificate or Book-Entry Certificates surrendered by DTC; and (ii) in the event the Stated Amount of the surrendered Book-Entry Certificate or Book-Entry Certificates exceeds the aggregate Stated Amount of Definitive Certificates delivered to Holders pursuant to the preceding clause (i) to DTC a new Book-Entry Certificate or Book-Entry Certificates of like tenor and terms and in an aggregate Stated Amount equal to such excess.

          (c) The Trust Supplement relating to a Series of Certificates may specify procedures with respect to other depositaries similar to those specified in Sections 3.08(a) and (b) with respect to DTC.

          Section 3.09.  Lost Certificates, Etc.  In case any Certificate shall
                         -----------------------
be mutilated, destroyed, lost or stolen, the Trustee will execute and deliver a Certificate of like form and tenor in exchange and substitution for such mutilated Certificate, or in lieu of and in substitution for such destroyed, lost or stolen Certificate, upon the provision by the Holder thereof to the Trustee of evidence satisfactory to the Trustee of such destruction or loss or theft of such Certificate, of the authenticity thereof and of such Holder's entitlement thereto. The Trustee may, as a condition to recognizing the Person claiming to be the Holder of a destroyed, lost or stolen Certificate as the Holder of such Certificate, request such Person to provide to the Trustee indemnification and documentation reasonably satisfactory to the Trustee.

          Section 3.10.  Cancellation and Destruction of Surrendered
                         -------------------------------------------
Certificates.  All Certificates surrendered to the Trustee shall be canceled by
- ------------
it.  Except as prohibited by
applicable law or regulation, the Trustee is authorized to destroy all Certificates so canceled.

          Section 3.11.  Holders Bound by Agreement.  By and upon acceptance of
                         --------------------------
a Certificate issued in accordance with the terms hereof and the related Trust Supplement (whether such Certificate is issued in connection with a Transfer hereunder or upon transfer, exchange or surrender of any such initially issued Certificate), the Holder thereof shall have and shall be deemed to have acknowledged and agreed that such Holder is familiar with and bound by all the terms of this Agreement and the related Trust Supplement.

          Section 3.12.  List of Holders.  Three or more Certificateholders of
                         ---------------
record of a Series may, by written application to the Trustee, request access to the list maintained by the Trustee of Certificateholders of such Series for purposes of communicating with other Holders with respect to their rights under this Trust Agreement, the related Trust Supplement or under the Certificates for such Series, which request shall be accompanied by a copy of the communication which such Holders propose to transmit. The Trustee may choose not to give such Certificateholders access to the list of Holders if it agrees to mail the communication on behalf of the requesting Holders, at their expense, to all Holders. If the Trustee objects to the proposed mailing on the grounds that it would be contrary to the best interest of the Certificateholders or a violation of applicable law, it may decline to make the proposed mailing.


                                   ARTICLE IV
                                   ----------

                     PROVISION OF INFORMATION, ETC.; TAXES
                     -------------------------------------

          Section 4.01.  Conditions to Deliveries, Transfers and Exchanges.  As
                         -------------------------------------------------
a condition precedent to the execution and delivery, issuance, transfer, exchange or surrender of any Certificate, the Trustee may require: (i) payment by the applicable Holder or its transferee to the Trustee of a sum sufficient for the payment (or, in the event that the Trustee shall have made such payment, the reimbursement to it) of any tax or other governmental charge with respect thereto (including any such tax or charge with respect to Underlying Assets being Transferred); (ii) payment by the applicable Holder or its transferee to the Trustee of such service charges expressly required to be paid hereunder or under the related Trust Supplement in connection with any such action; (iii) provision by the applicable Holder or its transferee to the Trustee of such proof of identity or residence, or other information (including the number of an account for wire transfer of funds and the taxpayer identification number of any transferee), or such representations and warranties or such assurances (including a signature guaranty), or execution by the applicable Holder or its transferee of such certificates, as the Trustee may reasonably deem necessary or proper including but not limited to the delivery of all opinions and certificates prescribed in any provisions restricting the transfer of Certificates; and (iv) compliance by the applicable Holder and its transferee with such regulations, if any, as the Trustee may reasonably establish that are not inconsistent with the provisions of this Agreement and the related Trust Supplement.

          Section 4.02.  Payment of Taxes or Other Governmental Charges.  If any
                         ----------------------------------------------
tax or other governmental charge shall become payable by or on behalf of the Trustee (including any tax or charge required to be withheld from any payment to or by the Trustee under the provisions of any applicable law or regulation), with respect to any Certificate of a Series or Underlying Assets evidenced thereby or with respect to any amount payable in respect of any such Underlying Assets or with respect to any amount payable upon exercise of the Optional Call Right, such tax or governmental charge shall be payable by the Holder of such Certificate and may be withheld by the Trustee from distributions under Section 5.01.


                                   ARTICLE V
                                   ---------

          DISTRIBUTIONS IN RESPECT OF THE UNDERLYING ASSETS; DEFAULTS
          -----------------------------------------------------------

          Section 5.01.  Cash Distributions.  (a)  Subject to the provisions of
                         ------------------
Article IV and Section 5.01(c), the Trustee shall distribute any Available Funds with respect to any Underlying Assets of a Trust to the holders of Notes and the Holders of Certificates of the related Series (as of the applicable Record Date) in the manner set forth in the related Indenture, if any, and the related Trust Supplement.

          (b) Subject to the provisions of Article IV and Section 5.01(c), upon the exercise of the Optional Call Right, if any, the Trustee shall forthwith distribute Available Funds with respect to all cash proceeds received from the Optionholder to the holders of Notes and the Holders of Certificates of the related Series in the manner set forth in the related Indenture, if any, and the related Trust Supplement.

          (c) If the Trustee shall be required to withhold from any amount otherwise distributable pursuant to Section 5.01(a) or (b) an amount on account of taxes, the Trustee shall withhold the amount so required to be withheld and the amount distributed in respect of such amount shall be reduced accordingly.

          Section 5.02.  Method of Payment.  Unless otherwise specified in the
                         -----------------
related Indenture, if any, or the related Trust Supplement, Available Funds shall be paid (net of any withholdings pursuant to Section 5.01) by the Trustee to the

Holders of Certificates of the related Series (as of the applicable Record
Date), in lawful money of the Government, by wire transfer of immediately available funds to the respective accounts in the United States of such Holders; provided that if any such Holder is other than DTC and such Holder has not
- --------
provided to the Trustee, at least 15 days prior to the date of such payment, information as to an account in the United States to which such payment may be wire transferred, the Trustee shall mail, by first class mail, a check for the amount of such payment to the most recent address of such Holder set forth in the Register; and provided further, that any payment due on Certificates of a
                  -------- -------
Series on the Final Scheduled Payment Date for such Series shall only be made upon presentment and surrender, on or prior to such Final Scheduled Payment Date, of the Certificates.

          Section 5.03.  Document Distributions.   (a)  The Trustee will prepare
                         ----------------------
and forward to the Rating Agency and each Holder on each Payment Date (whether or not such Holder receives a payment on such date) or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any Series, among other things:

               (i) the amount of such distribution allocable to principal on the related Underlying Assets, separately identifying the aggregate amount of any redemptions or prepayments included therein;

               (ii) the amount of such distribution allocable to interest on the related Underlying Assets;

               (iii) the aggregate outstanding principal balance of the related Underlying Securities as of the opening of business on the immediately following Due Date, after giving effect to distributions allocated to principal reported under (i) above and the payment made on the Due Date immediately preceding such Payment Date;

               (iv) the aggregate outstanding principal amount of the Certificates of such Series as of the immediately following Due Date, after giving effect to distributions allocated to principal reported under (i) above and the payment made on the Due Date immediately preceding such Payment Date;

               (v) in the case of Variable Interest Certificates, the Variable Interest Rate applicable to the distribution being made;

               (vi) with respect to Accrual Certificates prior to the Accrual Termination Date, in addition to the information specified in (i) above, the amount of interest accrued on such Certificates during the related Interest Accrual Period and added to the Compound Value thereof;

               (vii) if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which Holders would have received if there were sufficient Available Funds to distribute and the amounts actually distributed);

               (viii) if applicable, the number and aggregate principal balances of related Underlying Assets delinquent for (a) two consecutive payments and (b) three or more consecutive payments, as of the close of the business on the Record Date to which such distribution relates;

               (ix) in the case of any related Underlying Enhancement described in the related Trust Supplement, the amount of coverage of such credit support as of the close of business on the applicable Payment Date;

               (x) in the case of any Series which includes Subordinated Certificates, the subordinated amount, if any, determined as of the related Payment Date and, if the distribution to the Holders of Senior Certificates is less than their required distribution, the amount of the shortfall;

               (xi) the amount of any withdrawal from any related Reserve Fund included in amounts actually distributed to Holders and the remaining balance of each such Reserve Fund on such Payment Date, after giving effect to distributions made on such date; and

               (xii) such other information as may be specified in the related Trust Supplement.

In addition, within a reasonable period of time after the end of each calendar year, the Trustee will furnish to each Holder of record at any time during such calendar year and the Rating Agency: (A) the aggregate of amounts reported pursuant to (i) through (iii), (vi), (vii) and (xi) above for such calendar year and (B) such other information specified in this Agreement and the related Trust Supplement as may be required to enable Holders to prepare their tax returns.

          (b) Subject to the provisions of Article IV and the related Indenture, if any, and the related Trust Supplement, the Trustee shall distribute to the Company copies of any documents (or such other material as may be specified in the related Trust Supplement) distributed to the Trustee, as a holder of the Underlying Assets, by an Underlying Issuer, provider of Underlying Enhancement or a Swap Agreement counterparty. Each Holder of a Certificate of the related Series (and, if such

Holder is DTC or a similar depositary, the beneficiaries thereof acting pursuant to the related depositary arrangements) shall have the right to inspect all such documents and other material at any reasonable time upon prior written notice to the Trustee.

          Section 5.04.  Events of Default.  If an Underlying Issuer, provider
                         -----------------
of Underlying Enhancement or a Swap Agreement counterparty with respect to a Series of Certificates defaults on a payment required to be made by it with respect to any Underlying Asset (an "event of default"), the Trustee shall promptly give notice thereof to the Company, each Holder of Certificates of such Series and the Rating Agency. Such notice shall set forth (a) the Underlying Assets affected, (b) the date and nature of such event of default, (c) the amount of the interest, principal, net Swap Agreement payment or other amount to which such event of default relates, and (d) any other information which the Trustee may deem appropriate.

          If an event of default occurs with respect to any Series of Certificates, the Trustee may proceed to enforce its rights as holder of the related Underlying Assets unless otherwise directed by Holders of a majority in Stated Amount of the Certificates of such Series (subject to any applicable terms of subordination among Classes thereof). The Trustee may, in its discretion, and will, if so directed by Holders of a majority in Stated Amount of the Certificates of such Series, exercise or enforce any other rights which it may have as holder of the related Underlying Assets (subject as aforesaid). In addition, Holders of a majority in Stated Amount of the Certificates of such Series may together direct the time, method and place of conducting any proceeding for any remedy available to the Trustee as holder of such Underlying Assets. Notwithstanding the foregoing, the Trustee shall be under no obligation to exercise or enforce any of its rights with respect to the Underlying Assets of a Trust, whether or not at the request or direction of any Holders of a Series, unless such Holders have offered to the Trustee security or indemnity satisfactory to it against loss, liability or expense incurred in compliance with such request or direction or if such request or direction is in conflict with any law, this Agreement or the related Trust Supplement. No Holder will have the right to institute any proceeding with respect to this Agreement or the related Trust Supplement unless (a) Holders of not less than 25% in Stated Amount of the Certificates of the related Series (subject as aforesaid) have made written request to the Trustee to institute such proceeding in its own name as Trustee and have offered the Trustee reasonable indemnity, (b) the Trustee has for 60 days neglected or refused to institute any such proceeding and (c) no direction inconsistent with such written request has been given to Holders of a majority in Stated Amount of the Certificates (subject as aforesaid) of such Series.

          Neither the Trustee (except as provided above) nor the Company will be under any obligation whatsoever to appear in, prosecute or defend any action, suit or other proceeding in respect of the Underlying Assets or Certificates of any Trust.

          Section 5.05.  No Liability of the Company, the Transferor or the
                         --------------------------------------------------
Trustee on Underlying Assets.  The obligor with respect to any Underlying Asset
- ----------------------------
is the applicable Underlying Issuer, provider of Underlying Enhancement or Guaranteed Investment Contract or Swap Agreement counterparty, as the case may be. Neither the Company, the Transferor nor the Trustee shall have any obligation on or with respect to the payment of any amount payable with respect to any Underlying Asset, except for the obligation of the Trustee to make distributions of Available Funds in respect thereof in accordance with the provisions of Article V and the related Trust Supplement and except if it is
              ---------
such Underlying Issuer, provider or counterparty.


                                   ARTICLE VI
                                   ----------

                          THE TRUSTEE AND THE COMPANY
                          ---------------------------

          Section 6.01.  Maintenance of Office by the Trustee; Provision of
                         --------------------------------------------------
Agreement.  (a)  Until termination of this Agreement in accordance with its
- ---------
terms, there shall be maintained in the Borough of Manhattan, The City of New York, State of New York, facilities (the "New York Presenting Agent") to which Holders may deliver Certificates for the transfer, exchange and surrender of Certificates, all in accordance with the provisions of this Agreement and the Trust Supplements.

          (b) The Trustee shall furnish to each Holder of a Certificate who so requests in writing a copy of this Agreement and the related Trust Supplement, and any amendments or supplements thereto, without charge.

          Section 6.02.  Use of Agents; Appointment of Additional Trustees.  (a)
                         -------------------------------------------------
The Trustee may perform its obligations hereunder and under each Trust Supplement through one or more agents, which shall be chosen with due care by the Trustee, taking into account, among other factors, the services to be performed by such agent and such agent's qualifications and financial status. The use of such agents shall not alter or diminish the Trustee's responsibilities as Trustee hereunder and under each Trust Supplement and the Trustee shall be responsible for the actions of such agents.

          (b) For the purpose of meeting the legal requirements of certain local jurisdictions, the Trustee will have the power to appoint co-trustees or separate trustees of all or any part of a Trust. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by this Agreement and the related Trust Supplement will be conferred or imposed upon the Trustee and each such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee but which shall be independently responsible to the Trustee for compliance with the requirements of such local jurisdiction.

          Section 6.03.  Limited Authority of Trustee.  (a)  The Trustee is to
                         ----------------------------
act solely in a trustee capacity hereunder and under each Trust Supplement. Although the Trustee will act as a limited agent of the Holders of each Series in safekeeping and bookkeeping for the related Underlying Assets, the Trustee will have no authority to act for or assert any right on behalf of any Holder except as otherwise provided in this Agreement and the related Trust Supplement.

          (b) The Trustee shall take no action in respect of any Holder or any Collection Account or any Underlying Assets not explicitly provided for herein or in the related Trust Supplement; in particular, and not by way of limitation, the Trustee shall, subject to the provisions of Article V, be prohibited from taking, and agrees not to take, any of the following actions with respect to any Holder or any Collection Account:

             (i) fail to distribute all Available Funds and all documents received in respect of any Underlying Asset (except as otherwise provided herein or in the related Trust Supplement);

             (ii) take any action with respect to an event of default other than as contemplated in Section 5.04;

             (iii) provide any investment advice, investment counselling or portfolio management to any Holder, in a Holder's capacity as such;

             (iv) guarantee or otherwise enhance the creditworthiness of any Underlying Asset;

             (v) fail to notify any Holder in accordance with the terms of this Agreement or the related Trust Supplement of any event of default; or

             (vi) fail to forward to any Holder all communications received by the Trustee in respect of the related Underlying Assets as required hereby (except as otherwise provided herein or in the related Trust Supplement).

          Section 6.04.  Waiver of Claims.  Except as provided in Article IV,
                         ----------------
the Trustee hereby waives all claims, liens, charges, equities and rights of setoff that it may now or at any time hereafter have against any of the Underlying Assets of any Trust transferred to the related Collection Account.

          Section 6.05.  Prevention or Delay in Performance by the Trustee.
                         -------------------------------------------------
Neither the Trustee nor the Company shall incur any liability to any Holder, if, by reason of any provision of any present or future law or regulation thereunder, of the Government or of any other governmental authority, or by reason of any act of God or war or other circumstance beyond the control of the relevant party, the Trustee or the Company shall be prevented or forbidden from doing or performing any act or thing which the terms of this Agreement or the related Trust Supplement provide shall be done or performed.

          Section 6.06.  Ownership of and Transactions in Underlying Assets and
                         ------------------------------------------------------
Certificates; Optional Call Right.  (a)  Unless otherwise provided in the Trust
- ---------------------------------
Supplement, the Company and the Trustee may own and deal in securities of the same issue and maturity as any of the Underlying Assets of a Trust and may own and deal in Certificates and withdraw from the custody of the Trustee Underlying Assets in an amount equal to the interest in the Underlying Assets represented by Certificates owned by the Company or the Trustee, as applicable, and, upon effecting such withdrawal, may own and deal in such Underlying Assets.

          (b) Unless otherwise provided in the related Indenture, if any, or the related Trust Supplement, the Company, an affiliate of the Company or a Person unaffiliated with the Company as specified in the related Trust Supplement (the "Optionholder") may have the right (the "Optional Call Right") at the time or times specified in the related Trust Supplement to purchase all, but not less than all, the Certificates or the Underlying Assets as specified in the related Trust Supplement at a cash purchase price (the "Call Purchase Price") equal to the aggregate Stated Amount of all such Certificates then outstanding, together with that portion, if any, of the amount due on the Certificates on the next Payment Date that is then accrued and unpaid. The Optionholder shall give the Trustee at least 30 days' prior written notice of the date on which the Optionholder intends to exercise the Optional Call Right. The Trustee shall promptly give notice thereof to each Holder of the related Series pursuant to
Section 8.04. Upon the exercise of the Optional Call Right, the Optionholder shall transfer to the Trustee an amount in cash equal to the Call Purchase Price. The Available Funds with respect to the cash proceeds received by the Trustee upon the exercise of the Optional Call Right shall be distributed in accordance with Article V. Such distribution shall be deemed made in full satisfaction of all rights pertaining to the Certificates held by such Holders, and immediately after such distribution has been effected, such Certificates shall no longer evidence any interest in the related Trust. Concurrently with such distribution, the Trustee will, to the extent specified in the related Trust Supplement and as required by the Optionholder, either (i) issue to the Optionholder, in accordance with Article III, a new Certificate representing the entire beneficial interest in the related Trust, after which the Optionholder may at any time terminate the related Trust Supplement and the related Trust upon written notice to the Trustee to such effect or (ii) transfer to the Optionholder all related Underlying Assets and terminate the related Trust Supplement and the Trust.

          Section 6.07.  Exculpation of the Company and the Transferor.  The
                         ---------------------------------------------
Trustee hereby agrees, and each Holder, by and upon accepting a Certificate of a Series agrees and shall be deemed to agree, that except as expressly provided herein or in the related Trust Supplement neither the Company nor the Transferor shall be obligated or liable to the Trustee or the Holders of any Series or holders of any beneficial interests in Certificates with respect to (i) any payment or default with respect to the Underlying Assets, (ii) any breach by the Trustee of its obligations under this Agreement or any Trust Supplement or (iii) any other event or circumstance relating to the execution, delivery, issuance, transfer, exchange or surrender of Certificates, the distribution of payments with respect to the Underlying Assets or the enforcement of the rights of the Holders against the Trustee or with respect to the Underlying Assets.

          Section 6.08.  Exculpation of the Trustee.  (a)  The Trustee assumes
                         --------------------------
no obligation or liability under this Agreement or any Trust Supplement to Holders of any Series other than by reason of the Trustee's willful misconduct, bad faith or negligence in the performance of such duties as are specifically set forth in this Agreement or any Trust Supplement except as expressly provided herein or in the related Trust Supplement.

          (b) The Trustee shall not be liable for any action or any failure to act by it in reliance upon the advice of or information from legal counsel or accountants or any other person believed by it in good faith to be competent to give such advice or information. The Trustee may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

          (c) Neither any bank in which the Collection Account is maintained nor DTC will be deemed agents of the Trustee.

          (d) The statements contained in the Trust Agreement, Trust Supplement, the Prospectus, the Prospectus Supplement and the Certificates are the statements of the Company, and the Trustee shall have no liability therefor.

          Section 6.09.  Fidelity Bond; Indemnity.  The Trustee shall maintain a
                         ------------------------
fidelity bond in customary amounts for the protection of the Company and the Holders of each Series against losses relating to the trust arrangement set forth in this Agreement due to dishonest or fraudulent action by officers or employees of the Trustee.

          Section 6.10.  Resignation and Removal of the Trustee; Appointment of
                         ------------------------------------------------------
Successor Trustee.  (a)  The Trustee may at any time resign as Trustee hereunder
- -----------------
with respect to one or more Series by written notice thereof delivered to the Company, each Holder of each affected Series and the Rating Agency, such resignation to take effect only upon the appointment of a qualified successor Trustee and its acceptance of such appointment as hereinafter provided. In the event the Trustee resigns hereunder, the Trustee shall use its best efforts to assist the Company in obtaining a successor Trustee.

          (b) The Trustee may at any time be removed with respect to one or more Series by the Company with or without cause, or by Holders of a majority in Stated Amount of the Certificates of any Series with cause, upon 30 days' written notice of such removal delivered to the Trustee (and in the case of removal by Holders, to the Company), such removal to take effect only upon the appointment of a qualified successor Trustee and its acceptance of such appointment as hereinafter provided.

          (c) In the event that the Trustee becomes incapable of acting, is adjudged to be bankrupt or insolvent, or a receiver of the Trustee or of its property is appointed, or any public officer takes charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Trustee may be removed with respect to one or more Series by court action instituted by the Company or any Holder who has been a Holder for six months or by Holders of 10% in Stated Amount of Certificates of any such Series.

          (d) Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder without the execution or delivery of any paper or any further act on the part of the parties hereto; provided that if, upon the occurrence of such event, such
                --------
corporation shall not be eligible to serve as trustee pursuant to paragraph (e) below, such event shall be deemed to be an act of resignation by the Trustee pursuant to paragraph (a) above with respect to all Series and such Trustee shall deliver notice thereof pursuant to paragraph (a) above upon the occurrence of such event.

          (e) In case at any time the Trustee acting hereunder shall resign or be removed, the Company may appoint a successor trustee after the delivery of a notice of resignation or a notice of removal. Any successor trustee shall be a bank or trust company organized and doing business under the laws of the United States of America or of any State thereof, authorized to act as trustee, having a combined capital and surplus of at least $50,000,000, rated at least BBB- by Standard & Poor's, subject to supervision or examination by federal or state authority and meeting any applicable requirements of Rule 3a-7 (a)(4)(i) under the Investment Company Act. If no successor trustee has been appointed as successor trustee within 90 days after the Trustee has given written notice of its election to resign, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

          (f) Any successor trustee appointed hereunder shall execute and deliver to the Company and the retiring Trustee an instrument accepting such appointment and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor trustee shall become vested with all the rights and duties of the retiring Trustee. The retiring Trustee shall (i) upon payment of its charges, duly cause the Underlying Assets of each affected Trust to be transferred to such successor trustee which shall deposit the same in separate Collection Accounts held by such successor trustee and duly assign, transfer and deliver to such successor trustee all records, Certificates and rights to all moneys held by such retiring Trustee hereunder, and (ii) pay over to such successor trustee any fees or charges previously paid to the Trustee in respect of duties not yet performed under this Agreement or any related Trust Supplement which remain to be performed by such successor trustee. Any successor Trustee shall (i) promptly mail notice of its appointment to all affected Holders and the Rating Agency, (ii) automatically be bound by all terms of this Agreement and each related Trust Supplement and (iii) promptly take such steps and establish such books and records as may be necessary or appropriate for it to comply with the provisions of this Agreement and each related Trust Supplement.

          Section 6.11.  Fees and Expenses of the Trustee.  Unless otherwise
                         --------------------------------
provided in the related Trust Supplement, the charges, fees or reimbursements for services provided by the Trustee under this Agreement and each Trust Supplement shall be determined by mutual agreement of the Company and the Trustee and the Company shall pay all such agreed charges, fees and reimbursements of the Trustee; provided that the Company shall not pay or be
                               --------
liable for the charges, fees and reimbursements that are expressly required by this Agreement or any Trust Supplement to be paid by Holders or that the Holders may elect to provide pursuant to Section 3.05, 3.09, 4.01, 4.02 or 5.04, as applicable; provided further that the Trustee shall not be released from any of
            -------- -------
its duties hereunder or under any Trust Supplement as a result of the failure of the Company to pay any such agreed charges, fees or reimbursements.

          Section 6.12.  Indemnification.  (a)  The Company agrees to indemnify
                         ---------------
the Trustee and any of its agents, officers, directors or employees against, to defend, and to hold them harmless from, any losses, claims, damages, expenses or other liabilities, joint or several, arising for any reason (including, without limitation, violation of applicable laws or trademarks or service marks) (referred to in this Section 6.12 as "liabilities"), and any related out-of-pocket expenses (including, without limitation, reasonable fees and expenses of legal counsel), which may arise out of acts performed by the Trustee and any of its agents, officers, directors or employees in accordance with this Agreement or any Trust Supplement, as the same may be amended, supplemented or modified from time to time, in relation to the Certificates of any Series, or the Underlying Assets of any Trust, other than any liabilities and expenses arising out of (i) negligence, willful misconduct or bad faith on the part of the Trustee and any of its agents, officers, directors or employees, (ii) the breach of any of the Trustee's representations, warranties or covenants set forth in this Agreement, any Trust Supplement or in any amendment, supplement or modification hereto or thereto, or (iii) any charges, fees or reimbursements that are expressly required by this Agreement or any Trust Supplement to be paid by the Holders or for which the Holders are required or may elect to provide security or indemnity to the Trustee pursuant to Section 3.05, 3.09, 4.01, 4.02 or 5.04, as applicable.

          (b) Promptly after receipt by the Trustee of actual knowledge or notice of any demand, claim or circumstances which gives rise or which, with the lapse of time, would or might give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation that may result in a liability for which indemnity may be sought hereunder, the Trustee shall give notice thereof to the Company. Such notice shall describe the claim, action, proceeding or investigation in reasonable detail, and shall indicate, to the extent known, the amount (estimated, if necessary and to the extent feasible) of the liability and expenses that have been or may be incurred by the Trustee. The Company may elect to compromise or assume the defense of, at its own expense and by its own counsel, any such claim, action, proceeding or investigation and the Trustee shall cooperate in the compromise of, or defense against, such claim, action, proceeding or investigation. The Trustee shall not enter into any settlement of any such claim, action, proceeding or investigation without the written consent of the Company.

          Section 6.13.  Swap Agreements; Underlying Enhancement, Indentures,
                         ----------------------------------------------------
etc.  The Trustee is hereby authorized, at the direction of the Company, to
- ---
enter into any agreement or other instrument governing the terms of the Swap Agreements, Underlying Enhancement, Indentures or other similar rights and/or obligations relating to a Trust. As the context requires, the terms "Swap Agreements", "Underlying Enhancement" and

"Indentures" shall mean either (i) Swap Agreements, Underlying Enhancement or Indentures or (ii) the rights and/or obligations of the related Trust with respect thereto. On or before the date of the Transfer with respect to a Trust, the Trustee shall enter into the Swap Agreements, Underlying Enhancement and/or Indentures and any related agreements specified in the related Trust Supplement.

          Section 6.14.  Delaware Trustee.  At all times each Trust established
                         ----------------
pursuant to the terms of this Agreement and the related Trust Supplement shall have at least one trustee which meets the requirements of 12 Del. C. (S) 3807 and which shall be responsible for compliance with applicable Delaware law.


                                  ARTICLE VII
                                  -----------

                           AMENDMENT AND TERMINATION
                           -------------------------

          Section 7.01.  Amendment.  This Agreement may be amended by the
                         ---------
Trustee and the Company without notice to or consent of Holders of any Series (but with prior notice to the Rating Agency) to (i) cure any defect, omission, inconsistency or ambiguity in this Agreement or in the Certificates of any Series, (ii) add to the covenants and agreements of the Trustee or the Company or to surrender any right or power therein conferred upon the Company, (iii) effectuate the assignment of the Trustee's rights and duties thereunder to a qualified successor as provided therein, (iv) comply with the Securities Act, the Trust Indenture Act of 1939, as amended, the Investment Company Act or the Code, or (v) modify, alter, amend or supplement this Agreement in any other respect which is not adverse in any material respect to any Holders of any Series. Any such amendment pursuant to clause (v) of the preceding sentence shall be deemed not adverse in any material respect to any such Holders if the Trustee receives written confirmation from each Rating Agency then rating the Certificates of each Series that such amendment will not cause such Rating Agency to reduce or withdraw its then current rating thereof (it being understood that the delivery of such written confirmation may be conditioned upon, among other things, receipt by each such Rating Agency of one or more opinions of counsel satisfactory in form and substance to each such Rating Agency with respect to the subject matter of any such amendment, provided that the cost of any such opinions shall not be borne by the Trustee). With respect to each separate Trust and the Series of Certificates relating thereto, this Agreement also may be amended by the Trustee and the Company with the consent of Holders possessing not less than a majority in Stated Amount of the Certificates of such Series, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement with respect to such Series or modifying in any manner the rights of such Holders; provided,
                                                                   --------
however, that no such amendment may (a) reduce the amount or
- -------
delay the timing of payments on any Certificate of such Series without the consent of the Holder of such Certificate; or (b) reduce the aforesaid percentage in Stated Amount of Certificates of such Series, the Holders of which are required to consent to any such amendment without the consent in either case of Holders of 100% in Stated Amount of Certificates of such Series. The related Trust Supplement may impose further restrictions on amendments or otherwise modify this Section 7.01. No amendment or waiver of any provision of this Agreement nor consent to any departure from this Agreement shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that any amendment
                                          --------  -------
which affects the Delaware Trustee shall not be effective unless the same has been consented to in writing by the Delaware Trustee.

          Section 7.02.  Termination; Unclaimed Moneys.  (a)  This Agreement is
                         -----------------------------
to remain in effect until the later of (i) the date upon which all the Underlying Assets of each Trust have been paid in full at the maturity thereof or otherwise liquidated and the payments on such Underlying Assets have been distributed to Holders in accordance with Article V and as provided in the related Trust Supplements or (ii) the date specified by the Optionholder in its written notice to the Trustee pursuant to Section 6.06; provided, however, that
                                                        --------  -------
in no event shall the trusts created hereby continue beyond the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

          (b) In the event any moneys payable in respect of any Certificates are not claimed by the Holder entitled thereto, the Trustee shall segregate and hold such moneys in trust, without liability for interest thereon, for the account of the Holder entitled thereto. All such moneys that remain unclaimed on the date that is two years and eleven months after the date on which such moneys were originally due shall be disbursed to the Company, and such Holder shall thereafter look only to the Company for payment.


                                  ARTICLE VIII
                                  ------------

                                 MISCELLANEOUS
                                 -------------

          Section 8.01.  Counterparts.  This Agreement may be executed in any
                         ------------
number of counterparts, and by the Company and the Trustee on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument. By and upon acceptance of a Certificate, each Holder shall have agreed and be deemed to have agreed to be bound by all the terms and conditions of this Agreement and the related Trust Supplement. Copies of this Agreement and the related Trust Supplement shall be filed with the Trustee and shall be open to inspection upon reasonable written notice in advance during regular business hours at the Corporate Trust Office of the Trust at _______________________, ___________________ by any Holder holding a Certificate.

          Section 8.02.  Exclusive Benefit of Parties.  This Agreement is for
                         ----------------------------
the exclusive benefit of the parties hereto and the Holders, and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other Person whatsoever.

          Section 8.03.  Invalidity of Provisions.  In case any one or more of
                         ------------------------
the provisions contained in this Agreement, the Trust Supplements or in the Certificates should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby, provided that the intent of the parties hereto is not thereby materially altered.

          Section 8.04.  Notices.  Any and all notices to be given to the
                         -------
Company shall be deemed to have been duly given if sent by first class mail, postage prepaid, personally delivered, delivered by overnight courier or sent by facsimile transmission, addressed to the Company as follows:

             CS First Boston Structured Products Corporation
             55 East 52nd Street
             New York, New York 10055
             Facsimile number:  212-318-0531
             Telephone number:  212-909-4085
             Attention:  Gina Hubbell
             Reference:  _________

, or to any other place specified by it by notice hereunder, with a copy to the Trustee in the case of any notice given by a Holder.

          Any and all notices and instructions to be given to the Trustee shall be deemed to have been duly given if sent by first class mail, postage prepaid, personally delivered, delivered by overnight courier or sent by facsimile transmission, addressed to the Trustee as follows:

             __________________________________
             __________________________________
             __________________________________
             Facsimile number:  (___) ___-____
             Telephone number:  (___) ___-____
             Attention:  ______________________

             Reference:  __________

, or to any other place to which the Trustee or any transfer agent appointed by it shall have transferred its Designated Office as permitted by this Agreement.

          Any and all notices to be given to any (i) Holder shall be deemed to have been duly given if personally delivered or sent by first class mail postage prepaid, addressed to such Holder at the address of such Holder as it appears on the Register and (ii) Rating Agency shall be deemed to have been duly given if personally delivered, sent by first class mail postage prepaid, delivered by overnight courier or sent by facsimile transmission, addressed to such Rating Agency at the address of such Rating Agency set forth in the related Trust Supplement.

          Section 8.05.  GOVERNING LAW.  THIS AGREEMENT AND ALL RIGHTS HEREUNDER
                         -------------
AND PROVISIONS HEREOF SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

          Section 8.06.  Headings.  The headings of articles and sections in
                         --------
this Agreement have been inserted for convenience only and are not to be regarded as a part of this Agreement, or to have any bearing upon the meaning or interpretation of any provision contained herein or in the Certificates.

          IN WITNESS WHEREOF, the Company and the Trustee have duly executed this Agreement as of the day and year first above set forth. By and upon acceptance of a Certificate, each Holder shall have agreed and be deemed to have agreed to be bound by all the terms and conditions of this Agreement and the related Trust Supplement.

                               *   *   *   *   *



                         CS FIRST BOSTON STRUCTURED PRODUCTS CORPORATION



                         By:_________________________
                            Name:
                            Title:


                         ___________________________________,
                            Trustee



                         By:_________________________
                            Name:
                            Title: